                                                                    Exhibit 99.1

Press Release
FOR IMMEDIATE RELEASE         CONTACT:   W. Michael Smith
                                         Executive Vice President and
                                         Chief Financial Officer
                                         (972) 301-2450
                                         www.at-track.com
                                         ----------------


                   @Track Closes Transaction With Minorplanet

RICHARDSON, TEXAS, June 22, 2001 - @Track Communications, Inc. (NASDAQ SCP:
ATMCD), a leading provider of wireless-based vehicle fleet management and intelligent mobile-asset-tracking solutions, yesterday consummated the transactions previously approved by @Track stockholders at the June 4, 2001, Annual Meeting.

@Track issued 30 million shares of common stock in exchange for $10 million in cash and a royalty-free, 99-year exclusive license to market, sell and operate Minorplanet's vehicle management information (VMI/TM/) technologies in the United States, Canada and Mexico.

In addition, @Track also issued 12.7 million shares of common stock to holders of its 13 3/4% Senior Notes in exchange for the cancellation of such notes totaling $80.0 million face value. The cancellation of the Senior Notes reduced the company's outstanding Senior Note debt from $94 million to $14 million and eliminated $11 million of annual interest expense obligation.

"Our new strategic relationship with Minorplanet marks a significant milestone for @Track that we believe should lead to substantial growth and increased stockholder value in the coming years," said Jana Ahlfinger Bell, @Track's president and chief executive officer. "We expect to leverage this strong alliance and the VMI technology to aggressively pursue the automatic vehicle location (AVL) marketplace, which has a total potential of approximately 21 million vehicles, about 20 times the market we have been serving with our existing product lines."

"Minorplanet has clearly demonstrated that its VMI model delivers a strong value proposition to its customers, which is why it has been so successful in the United Kingdom," said Michael Abrahams, chairman of Minorplanet. "The United States offers the greatest single market opportunity for Minorplanet's VMI technology, and our alliance with @Track provides a strong infrastructure to begin offering the benefits of our products to U.S. companies."

                                    -MORE-
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@Track Closes Transaction with Minorplanet - page 2


Key synergies that both @Track and Minorplanet anticipate from their transaction include:

 . @Track's leveraging of technology acquired from Minorplanet to quickly and cost-effectively develop products for entry into the almost untouched, 21-million-vehicle AVL marketplace in the U.S.

 . Minorplanet's leveraging of @Track's existing nationwide service and installation capacity, customer service call center, telesales center and operating infrastructure to speed time to market for its products and services.

 . @Track's utilization of Minorplanet's extensive sales and marketing experience in offering information solutions to small and medium-sized local and regional companies with service vehicle fleets.

 .  @Tracks leveraging of Minorplanet's relationship with GE Capital Fleet
  Services to speed @Track's sales of VMI solutions. GE either leases to, or manages for, its customers in the U.S. more than half a million vehicles.

 . @Track's significant reduction of anticipated research and development expenditures by leveraging Minorplanet's established research and development team to develop new products and applications.

 . @Track and Minorplanet's planned sharing of technologies for enhanced functionality and features in their trailer-tracking and asset-tracking products.

 . @Track's leveraging of its strategic relationships with telecommunications companies to achieve competitive communication rates for its VMI digital wireless solutions.

 . Minorplanet's application of @Track's knowledge of the U.S. trucking industry to enhance its penetration of the trucking markets in its U.K. and other international locations.

About @Track Communications:

@Track provides intelligent wireless mobile communications, emergency dispatch, fleet management and mobile-asset-tracking solutions. @Track currently holds 42 U.S. and foreign patents, with additional U.S. and international patents pending. @Track's technology combines wireless data and voice technologies with GPS satellite location capabilities for vehicle fleet management. The company's mobile asset product, TrackWare, combines the technologies of GPS and wireless control channel messaging to track mobile assets.

About Minorplanet Systems:

Minorplanet Systems is a U.K.-listed PLC traded on the Alternative Investment Market, which is part of the London Stock Exchange, under the symbol MPS.L. that produces telemetric-based VMI systems. The company has operations in England, Ireland, Australia, Spain, Holland, France and Germany. The company currently has key partnerships with GE Capital Fleet Services, AON Risk Services, ITIS Holdings PLC, Schmitz Cargobull and BT Cellnet. Founded four years ago in Leeds, England, Minorplanet has over 1,300 customers, with an installed base of approximately 40,000 vehicles. For more information about Minorplanet, please refer to the company's website at www.minorplanet.com.
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                                    -MORE-
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@Track Closes Transaction with Minorplanet - page 3


Legal notice to investors: Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the company "expects," "believes," "anticipates" or words of similar import. Similarly, statements that describe the company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements generally involve known and unknown risks, uncertainties and other facts, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: ability to achieve and maintain substantial growth and increased stockholder value; ability to successfully commercially exploit VMI technology in North America; ability to successfully commercially exploit Minorplanet's relationship with GE Fleet Capital Services; ability to reduce research and development costs; ability to negotiate competitive GSM service rates with GSM carriers for VMI product offerings; ability to enhance existing products; ability to successfully commercially exploit Minorplanet's sales and marketing expertise to increase VMI product offering sales; acceptance of product offerings; market conditions; general economic and business conditions; business abilities and judgment of management and personnel; and changes in business strategy. For a listing of risks applicable to the future prospects of the company, please refer to the reports filed with the SEC, such as recent 10-K and 10-Q Reports.

                                      ###

"@Track Communications" and the red orb logotype are trademarks and service marks of @Track Communications, Inc. "Trackware" is a federally registered trademark and service mark of @Track Communications, Inc. "Minorplanet" is a federally registered trademark and service mark of Minorplanet LTD. "VMI" is a trademark and service mark of Minorplanet LTD.